Exhibit (5)

January 9, 2007	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 075320-0232

Snap-on Incorporated

2801 80th Street

Kenosha, Wisconsin  53143

Ladies and Gentlemen:

We have acted as counsel for Snap-on Incorporated, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed issuance from time to time of an indeterminate amount of the following securities (collectively, the “Securities”), in addition to registering an indeterminate amount of Securities, the Registration Statement also specifically registers $300,000,000 of Securities:

1.   debt securities of the Company (the “Debt Securities”) to be issued under an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which is attached as Exhibit 4(b) to the Registration Statement;

2.   warrants to purchase Debt Securities (the “Debt Warrants”), which Debt Warrants are to be issued under one or more warrant agreements (each, a “Debt Warrant Agreement”) to be entered into between the Company and warrant agents to be named by the Company;

3.   shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), to be issued under the Certificate of Incorporation (as defined below);

4.   warrants to purchase shares of Preferred Stock (the “Preferred Warrants”), which Preferred Warrants are to be issued under one or more warrant agreements (each, a “Stock Warrant Agreement”) to be entered into between the Company and warrant agents to be named by the Company; and

5.   warrants to receive from the Company the cash value in United States Dollars of the right to purchase (the “Currency Call Warrants”), or the right to sell (the “Currency Put Warrants” and, together with the Currency Call Warrants, the “Currency Warrants”), such foreign currency or currency units as shall be designated by the Company at the time of the offering, such Currency Warrants to be issued under one or more warrant agreements (each, a “Currency Warrant Agreement”).

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.	MILW_2166717.4

January 9, 2007

The Debt Warrants, Preferred Warrants and Currency Warrants may hereinafter be referred to as the “Warrants”, and each Debt Warrant Agreement, Stock Warrant Agreement and Currency Warrant Agreement may hereinafter be referred to as a “Warrant Agreement”.  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

Certain terms of the Securities to be issued by the Company from time to time will be established by appropriate action taken by the Board of Directors of the Company, a committee of certain directors or officers of the Company or an individual (or individuals) that has (or have) been authorized by the Board of Directors to take such action as part of the corporate action taken or to be taken relating to the issuance of those Securities (the “Corporate Proceedings”).

As counsel to the Company, we have examined:  (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement (including the Indenture); (ii) the Company’s Restated Certificate of Incorporation, as amended through April 25, 1997 (the “Certificate of Incorporation”), and the Company’s Bylaws, effective as of January 23, 2004; (iii)  the Corporate Proceedings of the Company to authorize the filing of the Registration Statement and the issuance of the Securities; and (iv) such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued thereunder, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any supplemental indenture to the Indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Preferred Stock offered, there will be sufficient shares of Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance.

January 9, 2007

Based on the foregoing, we are of the opinion that:

1.             The Company is a validly existing corporation under the laws of the State of Delaware.

2.             The Indenture, when duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding instrument, and upon completion of all Corporate Proceedings and the authentication, sale and delivery of the Debt Securities, the Debt Securities issued thereunder shall be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture, including such terms as are established pursuant to the Corporate Proceedings, in accordance with the respective terms thereof.

3.             Upon the authorization of issuance of the Preferred Stock, the completion of all Corporate Proceedings, including the approval and establishment of the terms of the particular series, the filing of the Certificate of Designation setting forth the terms of the particular series with the State of Delaware and the execution, authentication, issuance and delivery of the Preferred Stock and payment therefor, the Preferred Stock will be duly and validly authorized and issued, fully paid and nonassessable.

4.             The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements, and when payment therefor is received, will be validly issued and entitled to the benefits provided by the Warrant Agreements.

The opinions expressed herein are subject to the qualification that the enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We are qualified to practice law in the State of Wisconsin, and we express no opinion herein on the laws of any jurisdiction other than those of the State of Wisconsin, the provisions of the Delaware General Corporation Law and the federal laws of the United States.  To the extent matters covered by this opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law or the federal laws of the United States, we have assumed, without independent investigation, that the

January 9, 2007

applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is filed as part of the Registration Statement.  In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP